Exhibit 99.1

Heritage Commerce Corp Reports Financial Results
for the Third Quarter Ended September 30, 2003
Earnings Up 7% Over Third Quarter 2002

Heritage Commerce Corp (the "Company") (NASDAQ: HTBK) today reported consolidated operating results for the third quarter of 2003. Consolidated net income was $1,940,000, or $0.17 per diluted share, compared to $1,812,000, or $0.16 per diluted share, for the third quarter of 2002, a 7% increase. For the nine months ended September 30, 2003, net income was $5,740,000 up 18%, or $855,000, over $4,885,000 for the nine months ended September 30, 2002.

Annualized return on average assets and return on average equity for the third quarter of 2003 were 0.78% and 8.80%, respectively, compared with returns of 0.77% and 9.05%, respectively, for the third quarter of 2002. Annualized return on average assets and return on average equity for the nine months ended September 30, 2003 increased to 0.81% and 8.95%, respectively, compared with returns of 0.71% and 8.45% for the nine months ended September 30, 2002.

The Company's net interest margin was 4.01% for the third quarter of 2003 as compared to 4.36% for the third quarter of 2002. The lower net interest margin in the third quarter of 2003 compared to the third quarter of 2002 is primarily attributable to the impact of the 75 basis point decline in interest rates since September, 2002 as the low interest rate environment has continued. The net interest margin was 4.33% for the nine months ended September 30, 2003 and 2002.

Noninterest income increased $103,000, or 4%, to $2,463,000 for the third quarter of 2003 from $2,360,000 for the third quarter of 2002. The increase was primarily due to increased service charges and other deposit related activity charges, servicing income from SBA loans sold in the secondary market and $310,000 of equipment leasing income in the third quarter of 2003 compared to no lease income in the same period in 2002. These increases were partially offset by decreases in the gain on sales of loans, gain on sale of investments and mortgage brokerage fees.

Noninterest expense decreased $36,000 for the third quarter of 2003 to $8,310,000, compared with $8,346,000 for the third quarter of 2002. The slight decrease in noninterest expense was primarily due to a decrease in salary and employee benefit expense of $145,000, offset by an increase in other expenses of $60,000 and an increase in occupancy and equipment expenses of $49,000. The increase in other expenses is primarily related to increases in amortization of the Company's investments in low income housing projects and leased equipment, partially offset by decreases in expenses for retirement plans, director fees, and correspondent bank charges. There was no amortization cost of leased equipment in the third quarter of 2002.

Heritage Commerce Corp CEO Brad L. Smith stated "Our earnings performance for 2003 in the face of the current interest rate environment confirms our attention to enhancing noninterest income while actively managing noninterest expenses as key priorities. We continue to review all opportunities for increased efficiencies without loss of focus on service to our customers."

As of September 30, 2003, the Company's total assets increased $28,438,000, or 3%, to $984,720,000, from $956,282,000 as of September 30, 2002 and increased $25,968,000, or 3%, from $958,752,000 as of December 31, 2002.

Total deposits were $835,947,000 as of September 30, 2003, compared to $841,937,000 as of September 30, 2002 and $841,936,000 as of December 31, 2002. Demand, savings, and money market deposits increased 13% to $680,838,000 at September 30, 2003 from $604,757,000 at September 30, 2002. During this same period, time deposits decreased $82,071,000, or 35%, from $237,180,000 to $155,109,000.

Smith stated "We have actively pursued core deposit growth as the priority for our funding strategy and we are pleased with our performance to date. Virtually all the 35% decline in time deposits related to more costly brokered time deposits which were not renewed at their contractual maturities. This decline was offset by a 6% increase in noninterest bearing demand deposits, an 11% increase in interest bearing demand deposits, and an 18% increase in savings and money market deposits from local businesses, professionals, and individuals."

Total loans were $642,180,000 as of September 30, 2003, up 2% from $630,684,000 as of September 30, 2002 and down 5% from $673,907,000 as of December 31, 2002. The decline in total loans from December 31, 2002 to September 30, 2003 is primarily attributable to a drop in construction loans of $30,381,000, or 21% from $147,822,000 to $117,441,000, reflecting current market conditions for this type of lending. In addition, over this same nine month period mortgage loans dropped $7,310,000, or 3%, from $259,974,000 to $252,664,000 as the result of refinancing activity in the current low interest rate environment. Offsetting these declines in real estate related loans, commercial and industrial loans grew $6,327,000, or 2%, from December 31, 2002 to September 30, 2003.

Regarding the overall condition of the Company's loan portfolio, Smith commented "Our loan portfolio has certainly been impacted by the lengthy economic downturn all businesses within our market have faced. We are pleased, however, that early in the down cycle we tightened credit underwriting criteria, aggressively sought to identify credit problems and proactively made appropriate provisions to the allowance for probable loan losses, all of which will mitigate the effects of the downturn over the longer term."

In the first quarter of 2003, the Company identified an $8,300,000 commercial loan with uncertainty about repayment in full under its original terms. In the second quarter of 2003, the Company obtained additional collateral and received a principal payment on the loan of $1,795,000 followed by another principal payment of $205,000 early in the third quarter of 2003. Shortly thereafter the loan was reevaluated as a nonperforming asset and was placed on nonaccrual status and written down by $2,000,000 to its current principal balance of $4,300,000. The Company believes that the loan is now adequately secured and does not expect any significant impact on future earnings.

After the $2,000,000 write down of this loan, the Company's allowance for loan losses was $13,039,000, or 2.03% of total loans, as of September 30, 2003, compared to $12,416,000, or 1.97% of total loans, as of September 30, 2002 and $13,227,000, or 1.96% of total loans, as of December 31, 2002. Primarily as a result of the loan discussed above, nonperforming assets increased to $7,149,000 at September 30, 2003 from $4,747,000 at September 30, 2002 and $4,571,000 at December 31, 2002.

Shareholders' equity as of September 30, 2003 increased to $87,484,000 from $80,143,000 as of September 30, 2002 and from $82,217,000 as of December 31, 2002. Book value per share increased to $7.72 as of September 30, 2003, from $7.17 as of September 30, 2002 and $7.33 as of December 31, 2002. The Company's leverage capital ratio was 10.99% as of September 30, 2003, up from 10.83% as of September 30, 2002 and 10.80% as of December 31, 2002. The Company's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, headquartered in San Jose. Heritage Bank of Commerce has three divisions: Heritage Bank East Bay, headquartered in the city of Fremont with an office in Danville; Heritage Bank South Valley in Morgan Hill with an office in Gilroy, and Bank of Los Altos, with two locations in Los Altos and one in Mountain View. Additional, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender ranked the second largest SBA lender in Northern California, sixth in the entire state, and has SBA Loan Production Offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Pittsburg, and Glendale.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

For further information about the Company's financial performance, contact Brad L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company's website at www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP
Condensed Consolidated Financial Information (Unaudited)

                                                         At and For the Three Months Ended    Percent Change From      At and For the Nine Months Ended
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(Dollars in thousands,                             September 30,  June 30,     September 30, June 30,    September 30September 30, September 30,Percent
except Per Share amounts)                             2003          2003          2002         2003        2002         2003          2002      Change
-------------------------------------------------- -----------   -----------   -----------  -----------  ---------   -----------   -----------  ------
Per Share Data
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Earnings Per Share (EPS):
   Basic EPS                                      $      0.17   $      0.17   $      0.16            0%        6% $      0.51   $      0.44      16%
   Diluted EPS                                    $      0.17   $      0.16   $      0.16            6%        6% $      0.50   $      0.43      16%
End of Period (EOP)
  Book Value Per Share                            $      7.72   $      7.68   $      7.17            1%        8% $      7.72   $      7.17       8%

EOP Shares Outstanding                             11,326,163    11,296,868    11,184,917            0%        1%  11,326,163    11,184,917       1%
Weighted Average Basic
  Shares Outstanding                               11,254,328    11,163,723    11,076,443            1%        2%  11,201,345    11,050,399       1%
Weighted Average Diluted
  Shares Outstanding                               11,696,207    11,548,831    11,354,937            1%        3%  11,568,940    11,330,594       2%

Income Statement Data
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Interest Income                                   $    11,556   $    11,873   $    13,051           (3)%      (11)% $    35,877   $    39,412      (9)%
Interest Expense                                        2,369         2,552         3,655           (7)%      (35)%       7,694        11,941     (36)%
Net Interest Income                                     9,187         9,321         9,396           (1)%       (2)%      28,183        27,471       3%

Loan Loss Provision                                       600           600           750            0%      (20)%       2,500         2,066      21%

Noninterest Income:
  Service Charges and Other Fees                          480           441           360            9%       33%       1,332         1,047      27%
  Gain on Sale of Loans                                   561           587           596           (4)%       (6)%       1,705         1,574       8%
  Gain on sale of Securities
    Available-For-Sale                                     74            33           361          124%      (80)%         532           786     (32)%
  Servicing Income                                        463           451           362            3%       28%       1,339           941      42%
  Other Noninterest Income                                885         1,004           681          (12)%       30%       3,035         1,889      61%
Total Noninterest Income                                2,463         2,516         2,360           (2)%        4%       7,943         6,237      27%

Noninterest Expense:
  Salaries & Employee Benefits                          4,423         4,521         4,568           (2)%       (3)%      13,664        13,725       0%
  Occupancy & Equipment                                 1,242         1,202         1,193            3%        4%       3,654         3,384       8%
  Other Noninterest Expense                             2,645         2,763         2,585           (4)%        2%       7,978         7,255      10%
Total Noninterest Expense                               8,310         8,486         8,346           (2)%        0%      25,296        24,364       4%

Income Before Taxes                                     2,740         2,751         2,660            0%        3%       8,330         7,278      14%
Income Taxes                                              800           880           848           (9)%       (6)%       2,590         2,393       8%
Net Income                                        $     1,940   $     1,871   $     1,812            4%        7% $     5,740   $     4,885      18%

Average Balances
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Average Loans                                     $   637,345   $   642,181   $   631,995           (1)%        1% $   647,629   $   635,780       2%
Average Other Earning Assets                      $   270,798   $   211,774   $   222,303           28%       22% $   221,757   $   211,495       5%
Average Earning Assets                            $   908,143   $   853,955   $   854,298            6%        6% $   869,386   $   847,275       3%
Average Assets                                    $   989,430   $   931,071   $   928,430            6%        7% $   947,455   $   919,035       3%
Average Interest Bearing Deposits                 $   580,679   $   574,447   $   609,537            1%       (5)% $   580,501   $   607,545      (4)%
Average Equity                                    $    87,428   $    85,789   $    79,434            2%       10% $    85,721   $    77,324      11%
Average Deposits                                  $   839,679   $   810,004   $   819,488            4%        2% $   817,897   $   811,590       1%

End of Period Balances
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EOP Loans:
  Real Estate - Land and Contruction              $   117,441   $   118,887   $   136,631           (1)%      (14)% $   117,441   $   136,631     (14)%
  Real Estate - Mortgage                              252,664       253,125       261,037            0%       (3)%     252,664       261,037      (3)%
  Commercial                                          269,588       262,987       228,696            3%       18%     269,588       228,696      18%
  Consumer                                              2,487         2,564         4,320           (3)%      (42)%       2,487         4,320     (42)%
Total EOP Loans                                   $   642,180   $   637,563   $   630,684            1%        2% $   642,180   $   630,684       2%

EOP Assets                                        $   984,720   $   996,451   $   956,282           (1)%        3% $   984,720   $   956,282       3%

EOP Deopsits:
  Demand Deposits - Noninterest Bearing           $   252,133   $   275,950   $   237,776           (9)%        6% $   252,133   $   237,776       6%
  Demand Deposits - Interest Bearing                   94,092        98,025        84,581           (4)%       11%      94,092        84,581      11%
  Savings/Money Market                                334,613       307,715       282,400            9%       18%     334,613       282,400      18%
  Time Deposits                                       155,109       166,215       237,180           (7)%      (35)%     155,109       237,180     (35)%
Total EOP Deposits                                $   835,947   $   847,905   $   841,937           (1)%       (1)% $   835,947   $   841,937      (1)%

EOP Equity                                        $    87,484   $    86,729   $    80,143            1%        9% $    87,484   $    80,143       9%

Credit Quality Data
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EOP Nonaccrual Loans                              $     6,497   $       767   $     4,747          747%       37% $     6,497   $     4,747      37%
EOP Other Real Estate Owned                       $       652   $       832   $         0          (22)%       N/A  $       652   $         0      N/A
EOP Total Nonperforming Assets                    $     7,149   $     1,599   $     4,747          347%       51% $     7,149   $     4,747      51%
EOP 90-day Past Due Loans and
  Still Accruing                                  $       395   $     1,032   $         0          (62)%       N/A  $       395   $         0      N/A
EOP Net Charge-Offs                               $     2,253   $       154   $       191        1,363%    1,080% $     2,687   $       804     234%
Net Charge-offs as Percent
   of Average Loans                                      1.40%        0.10%        0.12%      1,300%    1,067%        0.55%        0.17%   224%
EOP Loan Loss Reserves                            $    13,039   $    14,692   $    12,416          (11)%        5% $    13,039   $    12,416       5%

Ratios
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Annualized ROA                                           0.78%        0.81%        0.77%         (4)%        1%        0.81%        0.71%    14%
Annualized ROE                                           8.80%        8.75%        9.05%          1%       (3)%        8.95%        8.45%     6%
Efficiency Ratio                                        71.33%       71.69%       70.99%         (1)%        0%       70.02%       72.28%    (3)%
Noninterest Expense as
  Percent of Average Assets                              3.33%        3.66%        3.57%         (9)%       (7)%        3.57%        3.54%     1%
Net Interest Margin                                      4.01%        4.38%        4.36%         (8)%       (8)%        4.33%        4.33%     0%
Allowance for Loan Losses:
  to Total Loans                                         2.03%        2.30%        1.97%        (12)%        3%        2.03%        1.97%     3%
  to Nonperforming Loans                                  201%       1,916%         262%        (90)%      (23)%         201%         262%   (23)%
Leverage Ratio                                          10.99%       11.51%       10.83%         (5)%        1%       10.99%       10.83%     1%